                                                                   EXHIBIT 99.2


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                                      UICI,

                              UICI ACQUISITION CO.,

                              UICI CAPITAL TRUST I

                                       AND

                         HEALTHPLAN SERVICES CORPORATION




                          DATED AS OF FEBRUARY 18, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I.            THE MERGER.................................................................................2
     Section 1.1.          The Merger............................................................................2
     Section 1.2.          Effective Time of the Merger..........................................................2
     Section 1.3.          Closing...............................................................................2
ARTICLE II.           THE SURVIVING CORPORATION..................................................................2
     Section 2.1.          Certificate of Incorporation..........................................................2
     Section 2.2.          By-Laws...............................................................................2
     Section 2.3.          Directors and Officers of Surviving Corporation.......................................2
ARTICLE III.          CONVERSION OF SHARES.......................................................................3
     Section 3.1.          Exchange Ratio........................................................................3
     Section 3.2.          Exchange of Company Common Stock; Procedures..........................................4
     Section 3.3.          Distributions; Escheat................................................................4
     Section 3.4.          No Fractional Securities..............................................................5
     Section 3.5.          Closing of Company Transfer Books.....................................................5
     Section 3.6.          Further Assurances....................................................................5
     Section 3.7.          Dissenting Shares.....................................................................5
     Section 3.8.          Withholding Rights....................................................................6
ARTICLE IV.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................6
     Section 4.1.          Corporate Organization; Related Entities..............................................6
     Section 4.2.          Capitalization........................................................................7
     Section 4.3.          Authority Relative to this Agreement..................................................8
     Section 4.4.          Consents and Approvals; No Violations.................................................8
     Section 4.5.          Reports and Financial Statements......................................................9
     Section 4.6.          Absence of Certain Changes or Events..................................................9
     Section 4.7.          Litigation...........................................................................10
     Section 4.8.          Absence of Undisclosed Liabilities...................................................10
     Section 4.9.          No Default...........................................................................10
     Section 4.10.         Taxes................................................................................11
     Section 4.11.         Intellectual Property................................................................13
     Section 4.12.         Stockholder Rights Plan..............................................................14
     Section 4.13.         Information in Disclosure Documents and Registration Statement.......................14
     Section 4.14.         Employees............................................................................14
     Section 4.15.         Employee Benefit Plans; ERISA........................................................15
     Section 4.16.         Environmental Matters................................................................16
     Section 4.17.         Vote Required........................................................................17
     Section 4.18.         Opinion of Financial Advisor.........................................................17
     Section 4.19.         Insurance............................................................................18
     Section 4.20.         Affiliate Transactions...............................................................18
     Section 4.21.         Brokers..............................................................................18
     Section 4.22.         Year 2000............................................................................18
ARTICLE V.            REPRESENTATIONS AND WARRANTIES OF PARENT..................................................18
     Section 5.1.          Organization.........................................................................18

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
     Section 5.2.          Capitalization.......................................................................19
     Section 5.3.          Authority Relative to this Agreement.................................................20
     Section 5.4.          Consents and Approvals; No Violations................................................21
     Section 5.5.          Reports and Financial Statements.....................................................22
     Section 5.6.          Absence of Certain Changes or Events; Material Agreements............................22
     Section 5.7.          Litigation...........................................................................23
     Section 5.8.          Absence of Undisclosed Liabilities...................................................23
     Section 5.9.          No Default...........................................................................23
     Section 5.10.         Information in Disclosure Documents and Registration Statement.......................24
     Section 5.11.         Environmental Protection.............................................................24
     Section 5.12.         Vote Required........................................................................25
     Section 5.13.         Insurance............................................................................25
     Section 5.14.         Year 2000............................................................................25
     Section 5.15.         Affiliate Transactions...............................................................25
ARTICLE VI.           CONDUCT OF BUSINESS PENDING THE MERGER....................................................26
     Section 6.1.          Conduct of Business by the Company Pending the Merger................................26
     Section 6.2.          Conduct of Business by Parent Pending the Merger.....................................27
     Section 6.3.          Conduct of Business of Sub and Trust.................................................27
ARTICLE VII.          ADDITIONAL AGREEMENTS.....................................................................28
     Section 7.1.          Access and Information...............................................................28
     Section 7.2.          Solicitation of Competing Transactions...............................................28
     Section 7.3.          Registration Statement...............................................................30
     Section 7.4.          Proxy Statement-Prospectus; Stockholder Approvals....................................30
     Section 7.5.          Compliance with the Securities Act...................................................31
     Section 7.6.          Commercially Reasonable Efforts......................................................31
     Section 7.7.          Voting Agreement.....................................................................32
     Section 7.8.          Company Stock Options................................................................32
     Section 7.9.          Public Announcements.................................................................32
     Section 7.10.         Directors' and Officers' Indemnification and Insurance...............................32
     Section 7.11.         Election to Parent Board of Directors................................................33
     Section 7.12.         Expenses.............................................................................33
     Section 7.13.         Listing Application and Reservation of Shares........................................33
     Section 7.14.         Supplemental Disclosure..............................................................33
     Section 7.15.         Letters of Accountants...............................................................34
     Section 7.16.         Conveyance Taxes.....................................................................34
     Section 7.17.         Non-solicitation of Employees........................................................34
     Section 7.18.         Exchange Act Filings.................................................................34
     Section 7.19.         Tax Treatment........................................................................34
     Section 7.20.         Fairness Opinion.....................................................................34
ARTICLE VIII.         CONDITIONS TO CONSUMMATION OF THE MERGER..................................................35
     Section 8.1.          Conditions to Each Party's Obligation to Effect the Merger...........................35
     Section 8.2.          Conditions to Obligations of Parent and Sub to Effect the Merger.....................36
     Section 8.3.          Conditions to Obligation of the Company to Effect the Merger.........................37

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
ARTICLE IX.           TERMINATION...............................................................................38
     Section 9.1.          Termination..........................................................................38
     Section 9.2.          Effect of Termination................................................................39
ARTICLE X.            GENERAL PROVISIONS........................................................................39
     Section 10.1.         Amendment and Modification...........................................................39
     Section 10.2.         Waiver...............................................................................40
     Section 10.3.         Survivability; Investigations........................................................40
     Section 10.4.         Notices..............................................................................40
     Section 10.5.         Descriptive Headings; Interpretation.................................................41
     Section 10.6.         Entire Agreement; Assignment.........................................................41
     Section 10.7.         Governing Law........................................................................41
     Section 10.8.         Severability.........................................................................41
     Section 10.9.         Counterparts.........................................................................41

EXHIBITS
---------
Exhibit A           Voting Agreement
Exhibit B           Form of Affiliate Letter
Exhibit C           Description of Preferred Securities

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER



         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of February 18, 2000 (this "Agreement"), by and among UICI, a Delaware corporation ("Parent"), UICI ACQUISITION CO., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), UICI CAPITAL TRUST I, a Delaware business trust ("Trust") and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation (the "Company").


         WHEREAS, Parent, Sub and the Company are party to an Agreement and Plan of Merger dated as of October 5, 1999 (the "Original Agreement") providing for the merger of the Company with and into Sub; and

         WHEREAS, the Parent, Sub and the Company desire to change the consideration to be received by the stockholders of the Company in such merger and to make certain other changes in the Original Agreement; and

         WHEREAS, each of Parent, Sub and the Company desires that the other parties waive, release and hold them harmless from any and all obligations, claims, potential claims, liabilities and/or potential liabilities existing, arising or allegedly arising under the Original Agreement or resulting from the failure to consummate the transactions contemplated by the Original Agreement on the terms set forth therein; and

         WHEREAS, the Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors (and Parent as the sole stockholder of Sub) have approved this Agreement and the merger of Sub with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain holders of shares of the Common Stock, par value $.01 per share (the "Company Common Stock"), of the Company, are entering into an agreement with Parent in the form attached hereto as Exhibit A (the "Voting Agreement") to vote certain shares of Company Common Stock according to the terms set forth in the Voting Agreement; and

         WHEREAS, Parent, Sub and the Company desire to amend and restate the Original Agreement in its entirety subject to the terms and conditions of this Agreement as hereinafter set forth; and

         WHEREAS, the Trust has agreed to become a party to this Agreement for the limited purposes specified herein.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

         Section 1.1. The Merger. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company (the "Merger"), the separate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259(a) of the DGCL.

         Section 1.2. Effective Time of the Merger. The Merger shall become effective at the time of filing of a properly executed Certificate of Merger in the form required by and executed in accordance with the provisions of Section 251 of the DGCL. The parties hereto shall cause such filing to be made as soon as practicable after the Closing (as defined in Section 1.3). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

         Section 1.3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at Fowler, White, Gillen, Boggs, Villareal and Banker P.A., Suite 1700, 501 East Kennedy Blvd, Tampa, Florida 33601, at 10:00 a.m., local time, on the day on which all of the conditions set forth in Article VIII are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree (such date, the "Closing Date").

                                  ARTICLE II.
                            THE SURVIVING CORPORATION

         Section 2.1. Certificate of Incorporation. The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to provide that the name of the Surviving Corporation shall be "HealthPlan Services Corporation."

         Section 2.2. By-Laws. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

         Section 2.3. Directors and Officers of Surviving Corporation.

              (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

              (b) The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                                  ARTICLE III.
                              CONVERSION OF SHARES

         Section 3.1. Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:


              (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 3.7) and other than shares to be canceled in accordance with
Section 3.1(b)), shall be converted into the right to receive preferred undivided beneficial interests (the "Preferred Securities") in the assets of UICI Capital Trust I, a statutory business trust created under the laws of Delaware (the "Trust"), equal to the Exchange Ratio (as hereinafter defined) and payable upon the surrender of the certificate formerly representing such share of Company Common Stock in accordance with Section 3.2 hereof. The "Exchange Ratio" shall be equal to the result (rounded to the nearest 1/10,000, with .0005 rounded up) obtained by dividing 4,800,000 by the number of shares of Company Common Stock (including dissenting Shares) outstanding at the Effective Time. The Preferred Securities shall have a liquidation preference of $25 per preferred security, shall be convertible into shares of Common Stock, par value $.01 per share (the "Parent Common Stock"), of Parent and shall be exchangeable, in the alternative, into shares of Common Stock, par value $.10 per share, of HealthAxis, Inc., a Pennsylvania corporation, and will contain such other terms and conditions as are set forth in the term sheet attached hereto as Exhibit C and other customary terms of trust preferred securities


              (b) All shares of Company Common Stock that, in either case, are
(i) held by the Company as treasury shares or (ii) owned by Parent or any wholly-owned Subsidiary of Parent, shall be canceled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

              (c) All shares of Common Stock, $.01 par value per share ("Sub Common Stock"), of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

              (d) Each outstanding option to purchase Company Common Stock (each, a "Company Stock Option") shall be assumed by Parent as more specifically provided in Section 7.8.

        Section 3.2. Exchange of Company Common Stock; Procedures.

              (a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent certificates representing the aggregate number of Preferred Securities issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock, which Preferred Securities shall be deemed to have been issued at the Effective Time.

              (b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") that were converted pursuant to Section 3.1 into the right to receive Preferred Securities
(i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing Preferred Securities. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Preferred Securities which such holder has the right to receive pursuant to the provisions of this Article III,
(y) cash in lieu of any fractional Preferred Security to which such holder is entitled pursuant to Section 3.4, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be canceled and
(z) any dividends or distributions to which such holder may be entitled pursuant to Section 3.3. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of Preferred Securities may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing Preferred Securities, cash in lieu of any fractional Preferred Security and any distributions, which may be payable pursuant to Section 3.3 hereof.

         Section 3.3. Distributions; Escheat. No distributions that are accrued and payable on the Preferred Securities will be paid to persons entitled to receive certificates representing Preferred Securities until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Preferred Securities shall be issued, any distributions with respect to such Preferred Securities which are accrued and payable and which have not been deferred. In no event shall the person entitled to receive such distributions be entitled to receive interest thereon. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Parent all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Common Stock who have not theretofore complied with this Article III shall look thereafter only to the Parent for the Preferred Securities, any distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this
Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Common Stock for any Preferred Securities, any distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         Section 3.4. No Fractional Securities. No certificates or scrip representing fractional Preferred Securities shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a Preferred Security upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) and (ii) $25.00.

         Section 3.5. Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article III.

         Section 3.6. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

         Section 3.7. Dissenting Shares.

              (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have available to them and who shall have demanded properly in writing appraisal for such shares of Company Common Stock in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not represent the right to receive the Preferred Securities. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Preferred Securities, without any interest thereon, upon surrender, in the manner provided in Section 3.1, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

              (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and
(ii) the opportunity to participate in all negotiation and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

         Section 3.8. Withholding Rights. Parent, Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, Sub, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, provincial or foreign tax law; provided, however, that Parent, Sub, the Surviving Corporation or the Exchange Agent, as applicable, shall promptly pay any amounts deducted and withheld hereunder to the applicable Governmental Entity (as defined in Section 4.4), shall promptly file all Tax Returns (as defined in Section 4.10(b)(i) required to be filed in respect of such deductions and withholding, and shall promptly provide to the Company proof of such payment and a copy of all such Tax Returns. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub as follows:

         Section 4.1. Corporate Organization; Related Entities.


              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Schedule 4.1(a) lists, and the Company is duly qualified as a foreign corporation to do business and is in good standing in, every jurisdiction where the character of the Company's properties (owned or leased) or the nature of its activities makes such qualification necessary, except for failures, if any, to be so qualified which would not in the aggregate have a Company Material Adverse Effect (as hereinafter defined).

              (b) Schedule 4.1(b) lists all of the Subsidiaries of the Company which would be required to be set forth as an exhibit to the Company's Annual Report on Form 10-K pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Company Subsidiaries"). Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted, except for failures, if any, to be so organized, validly existing or in good standing or to have such corporate power and authority which would not in the aggregate have a Company Material Adverse Effect.

              (c) The copies of the Certificate of Incorporation and By-Laws of the Company heretofore delivered to Parent are complete and correct copies of such instruments as presently in effect.

              (d) Except as set forth on Schedule 4.1(d), as used in this Agreement, any reference to any event, change, circumstance or effect having a "Company Material Adverse Effect" shall mean that such event, change, circumstance or effect is, individually or in the aggregate, materially adverse to the business, operations, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Company and any of its Subsidiaries taken as a whole or to the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement, other than any event, change, circumstance or effect relating to or resulting from: (i) general changes in the industries in which the Company operates its business; (ii) changes in general economic conditions or securities markets in general; and (iii) the termination of any contract listed in Schedule 4.4 resulting from a termination right triggered by this Agreement, the transactions contemplated hereby or the announcement thereof.

         Section 4.2. Capitalization.

              (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 13,672,776 of which are issued and outstanding. As of the date of this Agreement, options to acquire 2,033,316 shares of Company Common Stock ("Company Stock Options") are outstanding under all of the Company Option Plans (as defined below) and 724,984 shares of Company Common Stock are reserved for issuance pursuant to the Company Option Plans. The "Company Option Plans" means the Amended and Restated HealthPlan Services Corporation 1996 Employee Stock Option Plan, the HealthPlan Services Corporation 1995 Incentive Equity Plan, the HealthPlan Services Corporation 1995 Consultants Stock Option Plan, the HealthPlan Services Corporation 1996 Employee Stock Purchase Plan, the HealthPlan Services Corporation 1995 Directors Stock Option Plan and the Amended and Restated HealthPlan Services Corporation Directors Equity Plan. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.


              (b) Except as disclosed in this Section 4.2 or on Schedule 4.2(b),
(i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which the Company is a party or is bound with respect to the voting of the capital stock of the Company.

              (c) Except as set forth on Schedule 4.2(c), none of the awards, grants or other agreements pursuant to which Company Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" or similar events.

              (d) Except as set forth on Schedule 4.2(d) and for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Company Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by the Company or another Subsidiary of the Company, free of any Liens, preemptive rights or other restrictions with respect thereto.

         Section 4.3. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by Section 7.3a) with respect to this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         Section 4.4. Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, By-laws or other organizational documents of the Company or the organizational documents of any of its Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except in connection with or in order to comply with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), for the filing of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to Preferred Securities (and the related subordinated debentures and guarantee of Parent), the Parent Common Stock and the HealthAxis Common Stock to be offered to the Company stockholders, the filing of the Proxy Statement-Prospectus under the Exchange Act, filings or approvals required under state securities or "blue sky" laws, the By-Laws of the National Association of Securities Dealers

(the "NASD") and the filing and recordation of a Certificate of Merger as required by the DGCL, (iii) except as set forth on Schedule 4.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in the aggregate, a Company Material Adverse Effect.

         Section 4.5. Reports and Financial Statements. Except as set forth on
Schedule 4.5, the Company has timely filed all reports required to be filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since December 31, 1998 (collectively, the "Company SEC Reports"), and has previously made available to Parent true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the financial position of the Company as at the dates thereof and the results of operations and cash flows of the Company for the periods then ended. Except as set forth on Schedule 4.5, since December 31, 1998, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company.

         Section 4.6. Absence of Certain Changes or Events. Except as set forth on Schedule 4.6 or in the Company SEC Reports filed as of the date of this Agreement, since December 31, 1998, (i) neither the Company nor any of its Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.1 and (ii) there has not been any fact, event, circumstance or change affecting or relating to the Company or any of its Subsidiaries which has had or is reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 4.6 or as would not represent a Company Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party.

         Section 4.7. Litigation. Except as disclosed on Schedule 4.7 and except for litigation disclosed in the notes to the financial statements included in the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 or in the Company SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against, the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which could reasonably be expected to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have a Company Material Adverse Effect. For purposes of this Agreement, wherever the term "Company knowledge" or "best knowledge of the Company" or any phrase of similar import is used it shall mean the actual knowledge of the directors and the executive officers of the Company, or knowledge which such persons could reasonably be expected to possess in view of their respective positions with the Company, and, except as provided above, shall not include imputed, constructive or implied knowledge of any such persons.

         Section 4.8. Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or which were incurred after September 30, 1999 in the ordinary course of business and consistent with past practice, or except as set forth on
Schedule 4.8, none of the Company or any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) and which could reasonably be expected to have a Company Material Adverse Effect.

         Section 4.9. No Default. Except as set forth in Schedule 4.9, neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (i) the Company's or the respective Subsidiary's Certificate or Articles of Incorporation or By-Laws, or (ii) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of their properties or assets or (y) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company, or any of its Subsidiaries or any of their properties or assets may be bound, except in the case of this clause (ii), which breaches, violations or defaults, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries have, and are in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable them to own their businesses and conduct their businesses as currently conducted and as currently proposed to be conducted and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (x) would render legally impermissible the transactions contemplated hereby or (y) could reasonably be expected to have a Company Material Adverse Effect.

         Section 4.10. Taxes.


              (a) The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and each of its Subsidiaries for each of the Company's years ended 1996, 1997 and 1998, inclusive.

              (b) Except where the failure to be in compliance with any of the following representations would not have a Company Material Adverse Effect or as disclosed in Schedule 4.10(b):

                  (i) All returns, declarations, reports, estimates, statements, schedules or other information or document with respect to Taxes (as hereinafter defined) (collectively, "Tax Returns") required to be filed by the Company and each of its Subsidiaries have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete. The Company and each of its Subsidiaries is not required to file any state Tax Returns other than in the states reflected on Schedule 4.10(b), identifying for the Company and for each Subsidiary each such state. No authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns has claimed that the Company or any of its Subsidiaries is subject to tax in such jurisdiction.

                  (ii) The Company and each of its Subsidiaries has timely paid all Taxes owed (whether or not shown on any Tax Return) or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

                  (iii) There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries except Liens for Taxes not yet due and payable.

                  (iv) No Tax Returns of the Company or any of its Subsidiaries have been examined by the Internal Revenue Service (the "Service") since 1995. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries which has not been resolved and paid in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company or any of its Subsidiaries (including the time for filing of Tax Returns or paying Taxes).

                  (v) Neither the Company nor any of its Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority.

                  (vi) The Company and each of its Subsidiaries has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                  (vii) Other than as set forth in Schedule 4.10(b)(vii), no audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received a written notice of any pending audits or proceedings. Schedule 4.10(b)(vii) shall set forth the nature of any such audit or proceeding, the type of Tax Return, any deficiencies proposed, asserted or assessed and the amount thereof and the tax year in question.

                  (viii) Neither the Company nor any its Subsidiaries is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

                  (ix) The Company and each of its Subsidiaries has been and continues to be an includible corporation which is a member of the affiliated group (within the meaning of Section 1504 of the Code) for which the Company files a consolidated return as the common parent.

                  (x) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries.

                  (xi) No power of attorney granted by the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

                  (xii) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                  (xiii) The Company has identified for Parent all agreements, contracts and arrangements with the Company and each of its Subsidiaries, and has provided to Parent all such information as of the date hereof concerning the Company and each of its Subsidiaries and their employees as may be necessary to enable Parent to determine the amount, if any, of any "excess parachute payment" within the meaning of
         Section 28OG of the Code that could result solely from the transactions contemplated by this Agreement.

                  (xiv) Neither the Company nor any of its Subsidiaries is or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a "United States real property holding company" (as defined in Section 897(c)(2) of the Code).

                  (xv) Neither the Company nor any of its Subsidiaries has participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

                  (xvi) The charges, accruals and reserves for Taxes reflected on the books of the Company and each of its Subsidiaries are adequate under GAAP to cover the Tax liabilities accruing or payable by the Company and each of its Subsidiaries in respect of periods prior to the date hereof.

                  (xvii) Neither the Company nor any of its Subsidiaries is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

                  (xviii) Neither the Company nor any of its Subsidiaries is subject to liability for Taxes of any other person (other than with respect to the Company), including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of Tax law.

                  (xix) The shares of Company Common Stock are of "a class of stock that is regularly traded on an established securities market" within the meaning of Section 1445(b)(6) of the Code.

                  (c) For purposes of this Agreement, "Taxes" (including, with correlative meaning, the term "Tax") shall include all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

         Section 4.11. Intellectual Property. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries owns, or possesses valid license rights to use, all Intellectual Property (as hereinafter defined) used in the conduct of the business. Except as would not have a Company Material Adverse Effect, neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will adversely affect the right of the Company or any of its Subsidiaries, without obtaining the consent of any person, paying any money or taking any other action, to continue to use all Intellectual Property of the Company or any of its Subsidiaries as such Intellectual Property is currently used in the conduct of the business of the Company or such Subsidiary. Neither the Company nor any of its Subsidiaries has received any notice, nor, except as would not have a Company Material Adverse Effect, has any basis to believe, that any Intellectual Property owned or licensed by the Company or any of its Subsidiaries conflicts with, violates or infringes any asserted rights of any other person. To the Company's knowledge, there is no infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the phrase "Intellectual Property" means all intellectual property or other proprietary rights of every kind, including, without limitation, all domestic or foreign patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, works protected by copyright, computer software, apparatus, trade secrets, trademarks (registered and unregistered) and trademark applications and registrations, brand names, certification marks, service marks and service mark applications and registrations, trade names, trade dress, copyright registrations, design rights, customer lists, marketing and customer information, mask work rights, know-how, licenses, technical information (whether confidential or otherwise), and all documentation relating to the foregoing.

         Section 4.12. Stockholder Rights Plan. The Company has not proposed, adopted, approved or implemented any stockholder rights plan, or authorized the issuance of any similar dividend or the distribution of any securities to its stockholders, or entered into any agreement with respect to the foregoing (any such plan, authorization, dividend, distribution or agreement being referred to herein as a "Stockholder Rights Plan"), which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Voting Agreement, in each case by the respective parties thereto.

         Section 4.13. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion in (i) the Amended Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the securities to be issued in connection with the Merger, amending that registration statement filed with the SEC on October 26, 1999 (as amended, the "Registration Statement") or (ii) the joint proxy statement-prospectus to be distributed in connection with the Company's meetings of stockholders to vote upon this Agreement (the "Proxy Statement-Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or its representatives for inclusion in the Proxy Statement-Prospectus or with respect to information concerning Parent or any of its Subsidiaries incorporated by reference in the Proxy Statement-Prospectus.

         Section 4.14. Employees. Except as set forth on Schedule 4.14 or
Schedule 4.15, there are no employment or severance or termination agreements, policies, plans, commitments or other Contracts, whether written or oral, accruing to the benefit of any employee, director or independent contractor of the Company or any of its Subsidiaries. To the knowledge of the Company, no executive, key employee or group of employees has any plans to terminate his, her or their employment with the Company or any of its Subsidiaries, whether as a result of the

Merger or otherwise, except as contemplated by this Agreement. Except as disclosed on Schedule 4.14, the Company has complied in all material respects with governmental requirements and laws relating in any way whatsoever to the employment of labor, except where the failure to do so would not have a Company Material Adverse Effect. Except as disclosed on Schedule 4.14 or 4.7, there are no actions, charges or complaints currently pending, or to the knowledge of the Company, threatened (and to the knowledge of the Company, there is no basis therefor), against the Company or any of its Subsidiaries, relating to alleged employment discrimination, failure to pay appropriate wages or overtime pay or other compensation, unfair labor practices, equal pay discrimination, affirmative action noncompliance, occupational safety and health, breach of employment contract, employee benefit matters, wrongful discharge or other employment-related matters which can reasonably be expected if adversely determined to have a Company Material Adverse Effect. Except as disclosed on
Schedule 4.14, all levies, assessments and penalties made against the Company pursuant to any applicable workers' compensation legislation in any jurisdiction in which the Company conducts business have been paid by the Company where the failure to so pay could have a Company Material Adverse Effect. Except for contracts shown on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to any Contracts with any labor union or employee association nor has the Company or any of its Subsidiaries made commitments to or conducted negotiations with any labor union or employee association with respect to any future contracts. The Company is not aware of any current attempts to organize or establish any labor union or employee association with respect to any employees of the Company or any of its Subsidiaries, and there is no existing or pending certification of any such union with regard to a bargaining unit.

         Section 4.15. Employee Benefit Plans; ERISA.


              (a) Schedule 4.15 (a) hereto sets forth a true and complete list of each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, retiree health, legal benefits, unemployment benefits, vacation, incentive or other compensation plan, agreement or arrangement or other employee benefit, whether written or unwritten, insured or uninsured, whether single employer, multiple employer or multiemployer plan, that is maintained or otherwise contributed to or required to be contributed to at any time during the three (3) calendar years preceding the date of this Agreement (the "Company Plans"), by the Company and each of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment to create any additional plan or modify any existing Company Plan.

              (b) Except as set forth on Schedule 4.15(b), each of the Company Plans that is subject to ERISA is in compliance with ERISA in all material respects; each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code; no Company Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor an ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a Company Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Company Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Company Plan; and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability to or on account of a Company Plan pursuant to Title IV of ERISA. Except as set forth on Schedule 4.15(b), neither the Company nor any ERISA Affiliate has any unfunded liability for (i) post-retirement welfare benefits including retiree life and medical benefits; or (ii) pension benefits under a Company Plan subject to Title IV of ERISA.

         (c) Except as set forth on Schedule 4.15(c), the current value of the assets of each of the Company Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by the Company Plans, exceeds the present value of the accrued benefits under each such Company Plan; no Company Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Company Plan is a multiple employer plan as defined in Section 413 of the Code; and all contributions or other amounts payable by the Company as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. There are no pending, threatened or anticipated investigations, suits/proceedings or claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto or to the knowledge of the Company are there any facts that could rise to any liability in the event of such investigation, suit, proceeding or claim.

         (d) Except as set forth on Schedule 4.15(d), neither the Company nor any ERISA Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975, 4976 or 4980B of the Code. Except as set forth on
Schedule 4.15(d), no amounts payable under the Company Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 28OG of the Code. Except as set forth on Schedule 4.15(d), no Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, director or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided or disclosed in the Schedules to this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

     Section 4.16. Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or as disclosed on Schedule 4.16:

         (a) There are not any past or present conditions or circumstances that could reasonably be expected to interfere with or prevent the conduct of the business of the Company or any of its Subsidiaries in compliance with: (i) any order of any court or arbitration board or tribunal or Governmental Entity, or any law, ordinance, governmental rule or regulation related to human health or the environment ("Environmental Law"); or (ii) the terms or conditions of any permits, approvals, licenses or consents required to be issued by any Governmental Entity pursuant to any applicable Environmental Law.

         (b) There are not any past or present conditions or circumstances at, arising out of, or related to, any current or former businesses, assets or properties of the Company or any of its Subsidiaries, including but not limited to on-site or off-site storage, treatment, disposal or the release or threatened release of any chemical substance, product or waste, which could, individually or in the aggregate, reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action or any long-term monitoring requirements under any Environmental Law or (ii) claims arising for personal injury, property damage, or damage to natural resources.

         (c) Neither the Company nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability, or request for information under any Environmental Law or (ii) entered into any consent decree, settlement or order or is subject to any order of any court or Governmental Entity or tribunal under any Environmental Law or relating to the cleanup of any hazardous or toxic materials, wastes, substances or any pollutants or contamination.

         (d) There are no persons or entities whose liability, for any environmental matters or under any applicable Environmental Law, the Company or any of its Subsidiaries has retained or assumed contractually.

         (e) Neither the Company nor any of its Subsidiaries has handled or directed the management of or participated in any decisions with respect to or exercised any influence or control over the use, generation, storage, treatment or disposal of any hazardous or toxic materials, wastes or substances at or related to any of their business, assets or properties.

     Section 4.17. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the holders of Company Common Stock and (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption, subject to their rights to withdraw such recommendation as granted in Section 7.2.


     Section 4.18. Opinion of Financial Advisor. The Company has received the opinion of Bear Stearns & Co. Inc. ("Bear Stearns"), dated February 18, 2000, substantially to the effect that the consideration to be received by the Company's stockholders pursuant to the Agreement is fair from a financial point of view to the holders of the Company Common Stock. A copy of this opinion will be delivered to Parent on or promptly after the date of this Agreement.

     Section 4.19. Insurance. The Company and each of its Subsidiaries is, and has been continuously since January 1, 1995, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by the Company and its Subsidiaries during such time period. Neither the Company nor any of its Subsidiaries, has received any written notice of cancellation or termination with respect to any material insurance policy. To the knowledge of the Company, all material insurance policies of the Company and its Subsidiaries are valid and enforceable policies in all material respects.

     Section 4.20. Affiliate Transactions. Except as disclosed in the Company SEC Reports or as otherwise disclosed in the Schedules to this Agreement, there are no material Contracts or other transactions between the Company, on the one hand, and any (i) officer or director of the Company, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

     Section 4.21. Brokers. Except for Bear Stearns, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 4.22. Year 2000. As of the date hereof the Company is not aware of any condition or circumstance that has impeded or will impede the ability of the Company or any Subsidiary to conduct business as usual prior to, during and after the year-end change from 1999 to 2000 as a result of Year 2000 Functionality. As used in this Agreement, the phrase "Year 2000 Functionality" means that, except as would not cause a Company Material Adverse Effect, all date-sensitive devices material to the conduct of the entity's business have provided and will provide uninterrupted functionality to record, store, process and present calendar dates on or after January 1, 2000 (including without limitation properly treating 2000 as a leap year) in substantially the same manner and with the same functionality as such date-sensitive devices have heretofore recorded, stored, processed and presented calendar dates falling on or before December 31, 1999.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows:

     Section 5.1. Organization.

         (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being, conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a Parent Material Adverse Effect (as hereinafter defined). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act of the State of Delaware, has the business trust power and authority to conduct its business as presently conducted, and is not required to be authorized to do business in any other jurisdiction. The Trust has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its inception.

         (b) Schedule 5.1(b) lists all of the Subsidiaries of Parent which would be required to be set forth as an exhibit to Parent's Annual Report on Form 10-K pursuant to the rules and regulations under the Exchange Act (the "Parent Subsidiaries"). Each Subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted, except for failures, if any, to be so organized, validly existing or in good standing or to have such corporate power and authority which would not in the aggregate have a Parent Material Adverse Effect.

         (c) The copies of the Certificate of Incorporation and By-Laws of Parent and Sub and the copies of the Certificate of Trust and Declaration of Trust of the Trust heretofore delivered to the Company are complete and correct copies of such instruments as presently in effect.

         (d) As used in this Agreement, any reference to any event, change or effect having a "Parent Material Adverse Effect" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Parent and its Subsidiaries taken as a whole or to the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement, other than any change, effect or circumstance relating to or resulting from: (i) general changes in the industries in which Parent operates its business; (ii) changes in general economic conditions or securities markets in general and (iii) the other circumstances listed in
Schedule 5.1(d).

         (e) Neither Trust nor Parent is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.2. Capitalization Trust and Parent have complied and will comply with all provisions of Section 517.075, Florida Statues (Chapter 920198, Laws of Florida).


         (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, of which, at February 18, 2000, 46,360,635 shares were issued and outstanding, and 10,000,000 shares of Parent Preferred Stock, of which, at February 18, 2000, none were outstanding. As of the date of this Agreement, options to acquire 4,252,907 shares of Parent Common Stock (the "Parent Stock Options") are outstanding under all stock option plans of Parent. All of the shares of Parent Common Stock issuable in exchange for Preferred Securities in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. As of the date of this

Agreement, Parent owns 19,810,229 shares of common stock of HealthAxis.com, Inc. Following the merger of HealthAxis.com and HealthAxis Inc. (the "HealthAxis Merger"), Parent will own 22,326,127 shares of common stock of HealthAxis Inc. (the "Parent HealthAxis Shares"). All of the Parent HealthAxis Shares will be owned by Parent free and clear of any restriction which would encumber or otherwise inhibit Parent from providing to holders of the Preferred Securities the Parent HealthAxis Shares upon exercise of such holders' right to exchange the Preferred Securities for Parent HealthAxis Shares.


         (b) The authorized capital stock of Sub consists of one thousand shares of Sub Common Stock, one hundred of which shares, as of the date hereof are issued and outstanding, owned by Parent and are validly issued, fully paid and nonassessable.

         (c) Except as disclosed in this Section 5.2 or in the Parent SEC Reports (as hereinafter defined), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Parent or Sub any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which Parent or Sub is a party or is bound with respect to the voting of the capital stock of Parent or Sub.

         (d) Except for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Parent Subsidiaries has been validly issued, is fully paid and nonassessable and, except as disclosed on Schedule 5.2(d), is owned of record and beneficially, directly or indirectly, by Parent or another Subsidiary of Parent, free of any Liens, preemptive rights or other restrictions with respect thereto. The Preferred Securities will conform in all material respects to the description thereof contained in Exhibit C hereto.


         (e) At the Effective Time, the Preferred Securities will have been duly authorized by the Declaration of Trust and (x) when the Preferred Securities are issued in accordance with the terms of this Agreement, such Preferred Securities will be duly and validly issued and (subject to the terms of the Declaration of Trust) will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights. Holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL.


     Section 5.3. Authority Relative to this Agreement. (a) Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub as applicable and the consummation by Parent and Sub of the transactions contemplated on their part hereby have been duly authorized by their respective Boards of Directors, and by Parent as the sole stockholder of Sub, and, no other corporate proceedings on the part of Parent or Sub or the stockholders of either are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         (b) Trust has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Trust and the consummation by Trust of the transactions contemplated on its part hereby have been duly authorized and, no other proceedings on the part of Trust are necessary to authorize this Agreement or for Trust to consummate the transactions contemplated on its part hereby. This Agreement has been duly and validly executed and delivered by Trust and constitutes a valid and binding agreement of Trust, enforceable against Trust in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         (c) At the Effective Time, the Declaration of Trust will have been duly authorized, executed and delivered by the Parent and the trustees thereto and will be a valid and binding obligation of the Parent and said trustees, enforceable against the Parent and said trustees in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity).

         (d) At the Effective Time, the convertible subordinated indenture of Parent (the "Indenture") will have been duly qualified under the Trust Indenture Act of 1939, as amended, (the "Indenture Act") and will have been duly authorized, executed and delivered by the Parent and will be a valid and binding agreement of the Parent, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by equitable principles of general applicability; the convertible subordinated debentures (the "Debentures") will have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefore will be entitled to the benefits of the Indenture and the Indenture and the Debentures will conform in all respects to the terms set forth in Exhibit B.

         (e) At the Effective Time, the guaranty agreement of the Parent in respect of the Preferred Securities (the "Guaranty") will have been duly qualified under the Indenture and will be a valid and binding agreement of the Parent, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity).

     Section 5.4. Consents and Approvals; No Violations. Except as set forth on
Schedule 5.4, neither the execution, delivery and performance of this Agreement, the Indenture, the Debentures, the Guaranty, the Declaration of Trust, or the Preferred Securities by Parent, Trust or Sub, as the case may be, nor the consummation by Parent, Trust or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of (x) the Certificate of Incorporation or By-Laws of Parent or of Sub, (y) the Certificate of Trust or Declaration of Trust of the Trust, or (z) the organizational documents of the Parent

Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the HSR Act, the filing of the Registration Statement/Proxy Statement-Prospectus under the Securities Act, the Exchange Act and the Indenture Act, filings or approvals required under state or foreign laws relating to takeovers, if applicable, state securities or "blue sky" laws, the By-Laws of the NASD, and the filing and recordation of a Certificate of Merger as required by the DGCL, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any material Contract to which Parent, Sub or Trust or any other Subsidiary of Parent is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub, Trust or any other Subsidiary of Parent or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in any such case, a Parent Material Adverse Effect.

     Section 5.5. Reports and Financial Statements. Parent has timely filed all reports required to be filed by Parent with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 1998 (collectively, the "Parent SEC Reports"), and has previously made available to the Company true and complete copies of all such Parent SEC Reports. Except as set forth in Schedule 5.5, such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in
Schedule 5.5, the financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods then ended. Since December 31, 1998, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Parent or any of its consolidated Subsidiaries.

     Section 5.6. Absence of Certain Changes or Events; Material Agreements. Except as set forth on Schedule 5.6 or in the Parent SEC Reports filed as of the date of this Agreement, since December 31, 1998, (i) neither Parent nor any of its Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any action that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.2; and (ii) there has not been any fact, event, circumstance or change affecting or relating to Parent or any of its Subsidiaries which has had or is reasonably likely to have a Parent Material Adverse Effect. Except as described in Section 5.4, the transactions contemplated by this Agreement will not require a consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any contract to which the Parent or any of its Subsidiaries is a party.

     Section 5.7. Litigation. Except as disclosed on Schedule 5.7 and except for litigation disclosed in the notes to the financial statements included in the Parent's Annual Report to Stockholders for the fiscal year ended December 31, 1998 or in the Parent SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Parent, threatened against, the Parent or any of its Subsidiaries or with respect to which the Parent or any of its Subsidiaries could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which could reasonably be expected to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Parent or any of its Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have a Parent Material Adverse Effect. For purposes of this Agreement, wherever the term "Parent knowledge" or "best knowledge of the Parent" or any phrase of similar import is used it shall mean the actual knowledge of the directors and the executive officers of Parent, or knowledge which such persons could reasonably be expected to possess in view of their respective positions with the Company, and, except as provided above, shall not include imputed, constructive or implied knowledge of any such persons. There are no material legal or governmental proceedings pending to which the Trust is a party or to which any of its respective property is the subject, and, to the best of Parent's knowledge, no such proceedings are threatened or contemplated.

     Section 5.8. Absence of Undisclosed Liabilities. Except as disclosed on
Schedule 5.8 and except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports filed as of the date of this Agreement or which were incurred after September 30, 1999 in the ordinary course of business and consistent with past practices, none of Parent or any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) and which could reasonably be expected to have a Parent Material Adverse Effect.

     Section 5.9. No Default. Neither Parent, Trust nor any of Parent's Subsidiaries is in breach or violation, or in default under (and no event has occurred which with notice or the lapse of time or both would constitute such a breach, default or violation of) any term, condition or provision of (i) the Parent's or the respective Subsidiary's Certificate of Incorporation or By-Laws,
(ii) the Trust's Certificate of Trust or Declaration of Trust, or (iii) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Trust or any of Parent's Subsidiaries or any of their properties or assets or (y) any Contract to which the Parent, Trust or any of Parent's Subsidiaries is a party or by which Parent, Trust or any of Parent's Subsidiaries or any of their properties or assets may be bound except in the case of this clause (iii), which breaches, violations or defaults, individually or in the aggregate, would not have a Parent Material Adverse Effect. The Parent, Trust and each of Parent's Subsidiaries have, and are in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable them to own their businesses and conduct their businesses as currently conducted and as currently proposed to be conducted and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (x) would render legally impermissible the transactions contemplated hereby or (y) could reasonably be expected to have a Parent Material Adverse Effect.

     Section 5.10. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Parent, Trust or Sub for inclusion in (i) the Registration Statement or (ii) the Proxy Statement-Prospectus will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or its representatives for inclusion in the Registration Statement or the Proxy Statement-Prospectus or with respect to information concerning the Company incorporated by reference in the Registration Statement or the Proxy Statement-Prospectus.

     Section 5.11. Environmental Protection. Except as could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse
Effect:

         (a) There are not any past or present conditions or circumstances that could reasonably be expected to interfere with or prevent the conduct of the business of Parent or any of its Subsidiaries in compliance with: (i) any order of any court or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation related to human health or the environment ("Environmental Law"); or (ii) the terms or conditions of any permits, approvals, licenses or consents required to be issued by any Governmental Entity pursuant to any applicable Environmental Law.

         (b) There are not any past or present conditions or circumstances at, arising out of, or related to, any current or former business, assets or properties of Parent or any of its Subsidiaries, including but not limited to on-site or off-site storage, treatment, disposal or the release or threatened release of any chemical substance, product or waste, which could, individually or in the aggregate, reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action or any long-term monitoring requirements under any Environmental Law or (ii) claims arising for personal injury, property damage, or damage to natural resources.

         (c) Neither Parent nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree, settlement or order or is subject to any order of any court or Governmental Entity or tribunal under any Environmental Law or relating to the cleanup of any hazardous or toxic materials, wastes, substances or any pollutants or contamination.

         (d) There are no persons or entities whose liability, for any environmental matters or under any applicable Environmental Law, Parent or any of its Subsidiaries has retained or assumed contractually.

         (e) Neither Parent nor any of its Subsidiaries has handled or directed the management of or participated in any decisions with respect to or exercised any influence or control over the use, generation, storage, treatment or disposal of any hazardous or toxic materials, wastes or substances at or related to any of their business, assets or properties.

     Section 5.12. Vote Required. The affirmative vote of Parent, as the sole stockholder of all outstanding shares of Sub Common Stock, is the only vote of the holders of any class or series of Sub capital stock necessary to approve the Merger. The Board of Directors of Parent (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of Parent and the holders of Parent Common Stock, and (iii) determined to cause Parent, as the sole stockholder of Sub, to approve and adopt this Agreement. The Board of Directors of Sub (by unanimous written consent) has approved this Agreement.

     Section 5.13. Insurance. Parent and each of its Subsidiaries is, and has been continuously since January 1, 1995, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by Parent and its Subsidiaries during such time period. Neither Parent nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any material insurance policy. To the knowledge of the Parent, all material insurance policies of Parent and its Subsidiaries are valid and enforceable policies in all material respects.

     Section 5.14. Year 2000. As of the date hereof Parent is not aware of any condition or circumstance that has impeded or will impede the ability of Parent or any Subsidiary to conduct business as usual prior to, during and after the year-end change from 1999 to 2000 as a result of Year 2000 Functionality. As used in this Agreement, the phrase "Year 2000 Functionality" means that, except as would not cause a Parent Material Adverse Effect, all date-sensitive devices material to the conduct of the entity's business have provided and will provide uninterrupted functionality to record, store, process and present calendar dates on or after January 1, 2000 (including without limitation properly treating 2000 as a leap year) in substantially the same manner and with the same functionality as such date-sensitive devices have heretofore recorded, stored, processed and presented calendar dates falling on or before December 31, 1999.


     Section 5.15. Affiliate Transactions. Except as disclosed in Schedule 5.15 or in the Parent SEC Reports, there are no material Contracts or other transactions between the Parent, on the one hand, and any (i) officer or director of the Parent, (ii) record or beneficial owner of five percent or more of the voting securities of the Parent or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                                  ARTICLE VI.
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1. Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as set forth on Schedule 6.1 or as otherwise expressly contemplated by this Agreement:

         (a) the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses only in the ordinary and usual course consistent with past practice, and use their reasonable efforts to preserve intact their present business organization, keep available the services of their present officers and key employees, and preserve the goodwill of those having business relationships with them; the Company shall not, and shall not permit any Subsidiary to, hire any person to any position as an employee or as a consultant to the Company or a Subsidiary of the Company where the total annual compensation payable to such person, whether in cash or otherwise, would exceed $100,000;

         (b) the Company shall not, and shall not permit any Subsidiary to, (i) amend their respective charters, By-laws or other organizational documents, (ii) split, combine or reclassify any shares of their outstanding capital stock,
(iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of their capital stock;

         (c) the Company shall not, and shall not permit any Subsidiary to, (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, their respective capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement,
(ii) merge or consolidate with another entity, (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any material assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice, (iv) except as noted on Schedule 6.1(c)(iv), sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary and usual course of business and consistent with past practice, including any shares the Company holds of HealthAxis.com, Inc., (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice, (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of a material nature any other person other than in the ordinary course of business and consistent with past practice, (vii) make any loans, advances or capital contributions to, or investments in, any other person,
(viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor, (ix) permit any insurance policy naming the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business, or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (d) the Company shall not, and shall not permit any Subsidiary to, (i) adopt, enter into, terminate or amend (except as may be required by applicable law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in base compensation in the ordinary course of business consistent with past practice), or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan (including the Company Stock Options);

         (e) the Company shall not, and shall not permit any Subsidiary to, take any action with respect to, or make any material change in, their respective accounting policies or procedures;


         (f) from the date hereof through the Effective Time, the Company shall not, and shall not permit any Subsidiary to, make any Tax election or settle or compromise any income Tax liability prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company; and


         (g) the Company shall not, and shall not permit any Subsidiary to, propose, adopt, approve or implement any Stockholder Rights Plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Voting Agreement, in each case by the respective parties thereto.

     Section 6.2. Conduct of Business by Parent Pending the Merger. Except as set forth on Schedule 6.2, prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly contemplated by this
Agreement:

         (a) the business of Parent and its Subsidiaries shall be conducted only in the ordinary and usual course consistent with past practice, and Parent shall use its reasonable efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

         (b) Parent shall not declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

         (c) Parent shall not split, combine or reclassify the outstanding Parent Common Stock; and

         (d) neither Parent nor Sub shall take any action with respect to, or make any material change in, its accounting policies or procedures.

     Section 6.3. Conduct of Business of Sub and Trust. During the period from the date of this Agreement to the Effective Time, neither Sub nor the Trust shall engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII.
                              ADDITIONAL AGREEMENTS

     Section 7.1. Access and Information. Each of the Company and Parent shall (and shall cause their respective Subsidiaries and their Subsidiaries' respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents and subject to any confidentiality provisions applicable to communications between any party and its counsel) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all nonpublic information so acquired in accordance with the terms of the confidentiality agreement, dated August 11, 1999 between Parent and the Company (the "Confidentiality Agreement").

     Section 7.2. Solicitation of Competing Transactions.

         (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Acquisition (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Alternative Acquisition, or agree to or endorse any Alternative Acquisition, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Parent as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters; provided, however, that prior to the approval of this Agreement by the stockholders of the Company, nothing contained in this
Section 7.2 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes a bona fide unsolicited written proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided, that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company, (1) provides notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and provides in any such notice to Parent in reasonable detail the identity of the person making such proposal and the material terms and conditions of such proposal, (2) provides Parent with all information regarding the Company provided or to be provided to such person which Parent has not previously been provided, and provided further that the Company shall keep Parent informed, on a prompt basis, of the status and material terms of any such proposal and the status of any such discussions and negotiations, and (3) receives from such person or entity an executed confidentiality agreement containing customary terms (which need not contain "standstill" or similar provisions); (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable law; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Sections 4.17 and 7.4 following the making of a Superior Proposal if, solely in the case of this clause (iii), the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties under applicable law.

         (b) For purposes of this Agreement, "Alternative Acquisition" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 35% of the voting power of the shares of the Common Stock of the Company then outstanding or more than 35% of the assets of the Company and its Subsidiaries, taken as a whole; or
(iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter, other than in each of (i), (ii), (iii) and (iv) the transactions contemplated by this Agreement.

         (c) For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the shares of the Common Stock of the Company then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment to be financially more favorable to the Company stockholders than the Merger and with respect to which the Board of Directors of the Company determines, in its good faith judgment, that financing, to the extent required, is then committed or is reasonably available.

         (d) If the Company receives any unsolicited offer or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, the Company shall notify Parent thereof within twenty-four hours of the Company's receipt thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

     The Company shall be entitled to provide copies of this Section 7.2 to third parties who on an entirely unsolicited basis after the date hereof, contact the Company concerning an

Alternative Acquisition, provided that Parent shall concurrently be notified of such contact and the delivery of such copy.

     Section 7.3. Registration Statement. As promptly as practicable (but in no event prior to the filing with the SEC of Parent's Annual Report on Form 10-K for the Year ended December 31, 1999), Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement-Prospectus and Parent, in consultation with the Company, shall prepare and file with the SEC the Registration Statement, which Registration Statement will, to the extent deemed necessary or advisable, register the Preferred Securities, the Debentures, the Guaranty, the Parent Common Stock and the Parent HealthAxis Shares. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement in the Merger. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of Preferred Securities. If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, any Subsidiary of the Company or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement-Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

     Section 7.4. Proxy Statement-Prospectus; Stockholder Approvals.

         (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law as advised by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Proxy Statement-Prospectus such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approval. Parent and the Company, as promptly as practicable (or with such other timing as Parent and the Company mutually agree), shall cause the definitive Proxy Statement-Prospectus to be mailed to the Company's stockholders. Notwithstanding anything to the contrary in the foregoing, unless this Agreement has been validly terminated in accordance with Article IX hereof, the Company shall hold its stockholders meeting in accordance with the time period specified in the first sentence of this Section 7.3.

         (b) At or prior to the Closing, the Company shall deliver to Parent a certificate of the Company's Secretary setting forth the voting results from its stockholder meeting.

     Section 7.5. Compliance with the Securities Act.

         (a) At least 30 days prior to the Effective Time, the Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for the Company's stockholders' meeting convened in accordance with Section 7.3(a) hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

         (b) The Company shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in
Section 7.4(a) above to deliver to Parent (with a copy to the Company), at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit A, (the "Affiliate Letters ").

         (c) If any Affiliate of the Company refuses to provide an Affiliate Letter, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

         (d) Parent shall use its reasonable best efforts to file, and have declared effective, a registration statement covering the resale of the Preferred Securities by Affiliates of the Company.

     Section 7.6. Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreement, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action.

     Section 7.7. Voting Agreement. Concurrently with the execution and delivery of the Agreement, and as an essential inducement for Parent's entering into this Agreement, Parent is entering into a Voting Agreement with respect to shares of Company Common Stock owned (beneficially or of record) by the Stockholders, such shares to constitute in the aggregate not less than 17% of the issued and outstanding shares of Common Stock of the Company; provided that shares owned by the minor children or the spouse of a stockholder shall be deemed not to be beneficially owned by a stockholder for purposes of this Section 7.7.

     Section 7.8. Company Stock Options. At the Effective Time, each of the Company Stock Options which is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted automatically into an option to purchase Parent Common Stock (a "New Option") in an amount and at an exercise price determined as provided below:

         (a) The number of shares of Parent Common Stock to be subject to the New Option shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option and $8.75 divided by the average closing sale price of the Parent Common Stock for the 20 calendar days immediately preceding the Effective Time (the "Option Ratio"), provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

         (b) The exercise price per share of Parent Common Stock under the New Option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Option Ratio , provided that such exercise price shall be rounded up to the nearest cent.

     The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to the Trust.

     Section 7.9. Public Announcements. Each of Parent, Sub, Trust, and the Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with the NYSE and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

     Section 7.10. Directors' and Officers' Indemnification and Insurance. All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors and officers of the Company under the provisions existing on the date hereof in the Company's Certificate of Incorporation or By-Laws shall, with respect to any claims arising out of any event or matter existing or occurring at or prior to the Effective Time

(including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, the Surviving Corporation shall assume all obligations of the Company in respect thereof and no change shall be made with respect to such rights after the Effective Time. Parent further agrees that for a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company or policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to Parent not greater than 200% of the current annual premiums for the policies currently maintained by the Company for its directors' and officers' liability insurance; provided however, that if such insurance cannot be so maintained or obtained at such cost, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200% of the current annual premiums of the Company for its directors' and officers' liability insurance.

     Section 7.11. Election to Parent Board of Directors. Parent shall take all steps reasonably necessary to elect James K. Murray, Jr. to the Board of Directors of Parent at the Effective Time. As a director, Mr. Murray will be entitled to such compensation arrangements as are currently in place for outside directors of Parent.

     Section 7.12. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (i) the filing fee in connection with filings under the HSR Act, (ii) the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement and
(iii) the filing fee with the SEC relating to the Registration Statement or the Proxy Statement shall be borne equally by Parent and the Company.

     Section 7.13. Listing Application and Reservation of Shares. Parent will use its reasonable best efforts to cause the Preferred Securities to be issued pursuant to this Agreement in the Merger and the shares of Parent Common Stock issuable upon conversion of the Preferred Securities to be listed for quotation on the NYSE. Additionally, Parent shall reserve a sufficient number of shares of the Parent Common Stock to accommodate the possible conversion of the Preferred Securities into Parent Common Stock and shall keep a sufficient number of shares of Parent HealthAxis Shares free and clear of any lien, charge or encumbrance or other restriction so as to accommodate the possible exchange of the Preferred Securities for Parent HealthAxis Shares.

     Section 7.14. Supplemental Disclosure. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.13 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in

Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

     Section 7.15. Letters of Accountants.

         (a) Parent shall use all reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

         (b) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

     Section 7.16. Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer, and stamp taxes, (ii) any recording, registration and other fees, and (iii) any similar taxes or fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     Section 7.17. Non-solicitation of Employees. Each of Parent and the Company agree, for a period of one year from the date hereof, not to directly or indirectly solicit any employee of the other or to induce or encourage any employee of the other to terminate such employee's employment.

     Section 7.18. Exchange Act Filings. For so long as Parent may be required to do so, Parent shall timely file with the SEC all reports required to be filed with the SEC pursuant to the Exchange Act.

     Section 7.19. Tax Treatment. The parties agree that the Merger shall be treated for Federal income tax purposes as a purchase by Parent of Company Common Stock from the Company's stockholders. The parties further agree that for Federal income tax purposes they will treat the Preferred Securities as interests in a "grantor trust" and they will treat the Debentures as debt.


     Section 7.20. Fairness Opinion. It shall be a condition to the mailing of the Proxy Statement-Prospectus that the Company shall have received an opinion of Bear Stearns, dated the date of such Proxy Statement-Prospectus, to the effect that the consideration to be received by the Company's Stockholders pursuant to the Agreement is fair from a financial point of view to the holders of the Company Common Stock.

                                 ARTICLE VIII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) HSR Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

         (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote (as described in Section 4.17) of the stockholders of the Company in accordance with applicable law.

         (c) NYSE Listing for Quotation. The Preferred Securities issuable to the holders of Company Common Stock pursuant to this Agreement in the Merger and the Parent Common Stock issuable upon conversion of the Preferred Securities shall have been authorized for listing on the NYSE, upon official notice of issuance.

         (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order. HealthAxis shall have agreed to keep the registration statement relating to the exchange of the Preferred Securities into Parent HealthAxis Shares effective for so long as necessary under the then current rules and regulations of the Securities and Exchange Commission to permit the holders of the Preferred Securities to exchange.

         (e) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

         (f) Approvals. Other than the filing of Merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity that are listed on Schedule 8.1(f) on Parent, the Trust or the Surviving Corporation shall have been obtained, been filed or have occurred. Parent shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Parent Common Stock pursuant to this Agreement in the Merger.

         (g) Tax Opinion. Parent shall have received from Gardner, Carton & Douglas, Parent's special tax counsel, its opinion, dated the Effective Time, to the effect that subject to the qualifications set forth in the opinion and the Proxy Statement-Prospectus, under current law and assuming full compliance with the terms of the Declaration of Trust and based upon certain facts and assumptions set forth therein, the Trust will be characterized as a grantor trust for United States Federal income tax purposes and not as an association taxable as a corporation.

          (h) Trust Opinion. Parent and the Company shall have received an opinion from Richards, Layton & Finger, special Delaware counsel to the Trust, concerning the organization of the Trust and the issuance of the Preferred Securities and such other matters as they each shall reasonably request.

          (i) HealthAxis Merger. The HealthAxis merger shall have occurred and the common stock of HealthAxis shall be publicly traded.

     Section 8.2. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent, Trust and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

          (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers) as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, will be true and correct as of the Effective Time as though made at the Effective Time, except, in each case, where the failure to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c) Affiliate Letters. Parent shall have received the Affiliate Letters from each of the Affiliates of the Company, as contemplated in Section 7.4.

          (d) Lenders' Consents. Parent shall have obtained, on or before 30 calendar days following the execution and delivery of this Agreement, (a) written consent of the requisite number of lenders (the "Company Lender Consent") under the Amended and Restated Credit Agreement, dated as of May 1, 1998, as amended to date, between the Company, the lenders named therein and First Union National Bank, as administrative agent (the "Company Credit Facility"), to the Parent's assumption of all indebtedness outstanding under the Company Credit Facility and to the taking of any and all other action contemplated hereby, and (b) written consent of the requisite number of lenders (the "Parent Lender Consent") under the Loan Agreement, dated as of May 17, 1999, as amended to date, between the Parent, the lenders named therein, and Bank of America, N.A., as administrative agent (the "Parent Credit Facility") to
(i) the Parent's assumption of all indebtedness outstanding under the Company Credit Facility,

(ii) the Parent's issuance of the subordinated debentures, the making of interest payments thereon and the payment by the Trust of the distributions on the Preferred Securities, and (iii) the taking of any and all other action contemplated hereby. Parent shall use its commercially reasonable efforts to obtain the Company Lender Consent and the Parent Lender Consent. The Company agrees to cooperate with the Parent and the Parent's prospective financing sources in connection with due diligence inquiries sources related to the Company Lender Consent and the Parent Lender Consent.

          (e) Resignations. Parent shall have received the resignations of each member of the Company's Board of Directors (other than William Bennett, who shall remain as a director of the Company).

          (f) Withholding. Parent shall have received from the Company a certificate, satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.445-3, that the Company was not a United States real property holding corporation within the meaning of Section 897(c) of the Code within any time during each of the five-year periods ending on the dates the date hereof and the Effective Time occurs, and such other certificates as may reasonably be required to avoid withholding of tax on the consideration to be issued in the Merger (other than Federal backup withholding), which certificates shall survive beyond the Effective Time.

          (g) Dissenting Shares. The aggregate number of Dissenting Shares shall not exceed 5% of the outstanding Company Common Stock.

     Section 8.3. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers) as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, will be true and correct as of the Effective Time as though made at the Effective Time, except, in each case, where the failure to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief operating officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief operating officer of Parent to such effect.

                                   ARTICLE IX.
                                   TERMINATION


     Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

          (a) By mutual consent of Parent and the Company;

          (b) By either Parent or the Company, if the Merger shall not have been consummated before August 31, 2000 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party (or its Subsidiaries, if any) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

          (c) By the Company or Parent, if, upon a vote at the meeting of stockholders of the Company called pursuant to Section 7.3 hereof (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company for approval of this Agreement and the Merger has not been obtained;

          (d) By either Parent or the Company, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable;

          (e) By Parent, if (i) there has been a breach of any representations or warranties of the Company set forth herein such that the conditions set forth in Section 8.2(a) are not satisfied; (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company; (iii), the Parent Lender Consent and the Company Lender Consent shall not have been obtained within 30 calendar days of the date hereof as provided in Section 8.2(d); (iv) the Board of Directors of the Company
(x) fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or amends or modifies in a manner adverse to Parent and Sub its recommendation or approval in respect of this Agreement or the Merger, (y) makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such alternative acquisition, or (z) takes any action of a material nature prohibited by Section 7.2; (v) there has occurred and is continuing any event, change or effect resulting in a Company Material Adverse Effect; or (vi) there shall have occurred a Parent Walkaway Event as set forth on Schedule 9.1(e).

          (f) By the Company, if (i) there has been a breach of any representations or warranties of Parent set forth herein such that the conditions set forth in Section 8.3(a) are not satisfied; (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent; (iii) the Parent Lender Consent and the Company Lender Consent shall not have been obtained within 30 calendar days of the date hereof as provided in Section 8.2(d); (iv) such termination is necessary to allow the Company to enter into an agreement with respect to a

Superior Proposal; (v) there has occurred and is continuing any event, change or effect resulting in a Parent Material Adverse Effect or a HealthAxis Material Adverse Effect (as defined below); or (vi) there shall have occurred a Company Walkaway Event as set forth on Schedule 9.1(f).

          For purposes of this 9.1(f), a HealthAxis Material Adverse Effect shall mean any event, change or effect that, individually or in the aggregate, is materially adverse to the business, operations, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of HealthAxis Inc. and its Subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the industries in which HealthAxis operates its business and (ii) changes in general economic conditions or securities markets in general.

     Section 9.2. Effect of Termination.

          (a) In the event of termination of this Agreement pursuant to this
Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 9.2, Section 7.1 and Section 7.11, and except that nothing herein shall relieve any party from liability for any breach of this Agreement; provided, however, the parties agree that any liability for a breach of this Agreement that is not a willful breach shall be limited to the recovery of all documented out-of-pocket expenses of the other party incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all investment banking, legal, accounting and other similar expenses). The parties further agree that termination of this Agreement as a result of a Parent Material Adverse Effect, HealthAxis Material Adverse Effect or Company Material Adverse Effect or pursuant to a Company Walkaway Event or Parent Walkaway Event shall not constitute a willful breach of this Agreement.

          (b) If Parent shall have terminated this Agreement pursuant to Section 9.1(e)(iv), unless the Board of Directors shall have contemporaneously approved a Superior Proposal, then in any such case the Company shall promptly, but in no event later than two business days after the date of such termination, pay Parent a termination fee of Five Million Dollars ($5,000,000).

                                   ARTICLE X.
                               GENERAL PROVISIONS

     Section 10.1. Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Sub and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of the Company, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders. The parties agree that they will modify this Agreement to the extent necessary to ensure that the Trust will be entitled to treatment as a grantor trust; provided that such modification will be required only so long as it does not adversely affect the rights or of the parties or the economic substance of the Merger.

     Section 10.2. Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

     Section 10.3. Survivability; Investigations. Except as may otherwise be provided in this Agreement, the respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and
(ii) shall not survive beyond the Effective Time

     Section 10.4. Notices. All notices and other communications hereunder shall be in writing, and shall be deemed given if delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

               (a)  If to Parent, Trust or Sub, to:

                    UICI
                    4001 McEwen, Suite 200
                    Dallas, Texas  75244
                    Attention:  Glenn W. Reed, Esq.
                    Telecopier No.:  (972) 392-6717

                    with a copy to:

                    Gardner, Carton & Douglas
                    321 North Clark Street
                    Chicago, IL  60610-4795
                    Attention:  Charles R. Manzoni, Jr., Esq.
                    Telecopier No.: (312) 644-3381

and

               (b)  If to the Company, to:

                    HealthPlan Services Corporation
                    3501 Frontage Road
                    Tampa, Florida  33607
                    Attention:  Phillip S. Dingle
                    Telecopier No.:  (813) 282-0490
                    with a copy to:

                    Fowler, White, Gillen, Boggs, Villareal & Banker, P.A. 501 East Kennedy Boulevard, Suite 1700
                    Tampa, Florida  33602
                    Attention:  David C. Shobe, Esq.
                    Telecopier No.:  (813) 228-9401

     Section 10.5. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a Governmental Entity or an unincorporated organization or other entity.

     Section 10.6. Entire Agreement; Assignment. This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Confidentiality Agreement, constitute the entire agreement and supersedes and replaces all other prior agreements and understandings (including the Original Agreement), both written and oral, among the parties or any of them, with respect to the subject matter hereof. The Original Agreement is of no further force and effect, and each of the parties hereto hereby acknowledges, waives, releases and holds harmless the other parties to the Original Agreement from any and all obligations, claims, potential claims, liabilities, and/or potential liabilities existing, arising or allegedly arising under the Original Agreement or resulting from the failure to consummate the transactions contemplated by the Original Agreement on the terms set forth therein. Except for Sections 7.9 and 7.10, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

     Section 10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

     Section 10.8. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

     Section 10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of Parent, Trust, Sub and the Company has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                               PARENT:

                               UICI


                               By: /s/ Gregory T. Mutz
                                   ---------------------------------------------
                                   Name:  Gregory T. Mutz
                                   Title:  President and Chief Executive Officer

                               SUB:

                               UICI ACQUISITION CO.


                               By: /s/ Glenn W. Reed
                                   ---------------------------------------------
                                   Name:  Glenn W. Reed
                                   Title:  Secretary

                               THE COMPANY:

                               HEALTHPLAN SERVICES CORPORATION


                               By: /s/ James K. Murray, Jr.
                                   ---------------------------------------------
                                   Name:  James K. Murray, Jr.
                                   Title:  Chairman and Chief Executive Officer

                               TRUST:

                               UICI CAPITAL TRUST I

                               By: /s/ Glenn W. Reed
                                   ---------------------------------------------
                                   Name:  Glenn W. Reed
                                   Title:  Administrative Trustee

                               By: /s/ Matthew R. Cassell
                                   ---------------------------------------------
                                   Name:  Matthew R. Cassell
                                   Title:  Administrative Trustee

                                    EXHIBIT A

                                     FORM OF
                                VOTING AGREEMENT


           VOTING AGREEMENT (the "Agreement"), dated as of February __, 2000, between HealthPlan Services Corporation, a Delaware corporation (the "Company"), ________________ (the "Stockholder") and UICI, a Delaware corporation ("Parent").

           WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and UICI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Amended and Restated Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

           WHEREAS, upon consummation the Merger, the stockholders of the Company will receive Preferred Securities (as defined in the Merger Agreement) equal to the Exchange Ratio (as defined in the Merger Agreement) for each share of common stock, par value $.01 per share (the "Company Common Stock") of the Company owned by them;

           WHEREAS, the Stockholder owns of record and beneficially __________ shares of Company Common Stock and wish to enter into this Agreement with respect to __________ of such shares (such __________ shares of Company Common Stock being referred to as the "Shares"); and

           WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and to deliver an irrevocable proxy to Parent to vote the Shares at a meeting of the Company's stockholders, in favor of approval and adoption of the Merger Agreement.

           NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

           1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote the Stockholder's Shares, in person or by proxy, (a) in favor of approval and adoption of the Merger Agreement and the Merger at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, and (b) against an Alternative Acquisition (as such term is defined in the Merger Agreement). The Stockholder agrees to deliver to Parent upon request immediately prior to any vote contemplated by clause (a) or (b) above a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law, and Parent agrees to vote the Shares subject to each such Proxy in favor of approval and adoption of the Merger Agreement and the Merger.

           2. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

           3. Limitation on Dispositions and Proxies. During the term of this Agreement, the Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to (except for a Proxy or a proxy which is not inconsistent with the terms of this Agreement) any of the Stockholder's Shares.

           4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

           5. Term of Agreement; Termination. Subject to Section 9(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time, and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

           6. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent that, as of the date hereof, (a) such Stockholder has full legal power and authority to execute and deliver this Agreement and the Proxy, and (b) such Stockholder's Shares are free and clear of all proxies (except for a proxy which is not inconsistent with the terms of this Agreement).

           7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

           8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  If to Parent:

                    UICI
                    4001 McEwen Boulevard, Suite 200
                    Dallas, Texas  75244
                    Attention:  Glenn W. Reed, Esq.
                    Telecopier No.:  (972) 392-6717

                    with a copy to:

                    Gardner, Carton & Douglas
                    321 North Clark Street
                    Chicago, IL  60610-4795
                    Attention:  Charles R. Manzoni, Jr., Esq.
                    Telecopier No.: (312) 644-3381

               (b)  If to Stockholder:

                    -------------------------
                    -------------------------
                    -------------------------
                    Attention:  ____________________
                    Telecopier No.:  (___) ___-____

           9.  Miscellaneous.

               (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

               (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

               (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

               (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                                 STOCKHOLDER


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                 HEALTHPLAN SERVICES CORPORATION


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                 UICI


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                    (ANNEX A)

                                  FORM OF PROXY


           The undersigned, for consideration received, hereby appoints UICI, a Delaware corporation ("Parent"), its proxy to vote __________ shares of Common Stock, par value $.01 per share, of HealthPlan Services Corporation, a Delaware corporation (the "Company"), owned by the undersigned and described in the Voting Agreement referred to below and which the undersigned is entitled to vote at any meeting of stockholders of the Company, and at any adjournment thereof, to be held for the purpose of considering and voting upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of February __, 2000 (the "Merger Agreement"), by and among the Company, Parent, and UICI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), providing for the merger (the "Merger") of Sub with and into the Company, FOR such proposal and AGAINST any Alternative Acquisition (as such term is defined in the Merger Agreement). This proxy is subject to the terms of the Voting Agreement, is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to such __________ shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement, dated as of February ___, 2000 between the undersigned and Parent, a copy of such Agreement being attached hereto, terminates in accordance with its terms.

           Dated:  ____________________, 2000

                                                  [NAME OF STOCKHOLDER]


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT B

                            FORM OF AFFILIATE LETTER


                              _______________, 1999


-------------------------
-------------------------
-------------------------
Attention:  ____________________

Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of _________________________, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of February ____, 2000 (the "Agreement"), by and among UICI, a Delaware corporation ("Parent"), UICI Acquisition Sub, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Parent will acquire all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") and Sub will merge with and into the Company (the "Merger").

         As a result of the Merger, I may receive preferred undivided beneficial interests (the "Preferred Securities") in the assets of UICI Capital Trust I, a statutory business trust created under the laws of Delaware. I would receive the Preferred Securities in exchange for shares (or options for shares) owned by me of Company Common Stock.

         I represent, warrant and covenant to Parent that in the event I receive Preferred Securities as a result of the Merger:

         A. I shall not make any sale, transfer or other disposition of the Preferred Securities (or shares of Parent Common Stock or HealthAxis Common Stock (collectively, the "Underlying Stock") into which such Preferred Securities may be convertible or exchangeable) in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Preferred Securities or Underlying Stock to the extent I felt necessary, with my counsel or counsel for the Company.

         C. I have been advised that the issuance of Preferred Securities and the Underlying Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Preferred Securities or the Underlying Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Preferred Securities or the Underlying Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Preferred Securities or the Underlying Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

         E. I also understand that there will be placed on the certificates for the Preferred Securities or the Underlying Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED _______________, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND
         _________________________, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF _________________________."

         F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to any transferee:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

           It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend after one year unless the provisions of Rule 145(d)(2) have been amended to require a longer period than one year.

           [WE UNDERSTAND, AND YOU AGREE, THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, WE MAY DISTRIBUTE THE PREFERRED SECURITIES OR UNDERLYING STOCK RECEIVED BY US IN THE MERGER TO OUR PARTNERS IN ACCORDANCE WITH THE TERMS OF OUR PARTNERSHIP AGREEMENT SO LONG AS EACH PARTNER RECEIVING A DISTRIBUTION OF PREFERRED SECURITIES OR UNDERLYING STOCK FROM US AGREES TO EXECUTE A LETTER AGREEMENT ADDRESSED TO YOU CONTAINING SUBSTANTIALLY THE SAME TERMS AS THIS LETTER AGREEMENT.]

           Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, as or a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.

                                                   Very truly yours,


                                                   -----------------------------
                                                   Name:



Accepted this _____ day of
__________, 2000 by:

-------------------------


By:
   --------------------------------
   Name:
   Title:

                                    EXHIBIT C

                       DESCRIPTION OF PREFERRED SECURITIES


UICI - TRUST ISSUED PREFERRED EQUITY SECURITIES

--------------------------------------------------------------------------------

ISSUER                                      UICI Capital Trust (the "Issuer")

SECURITY                                    Trust Issued Preferred Equity
                                            Securities ("Preferred Securities")

OFFERING SIZE                               $120.0 million in the aggregate,
                                            consisting of 4,800,000 shares of
                                            the Issuer's Preferred Securities,
                                            liquidation preference of $25 per
                                            Preferred Security.

MATURITY OF UNDERLYING                      30 years
SUBORDINATED DEBENTURES OF
UICI

DISTRIBUTION                                7.0% cumulative distributions
                                            payable quarterly in arrears.

CONVERSION AND EXCHANGE
RIGHTS Each Preferred Security can be converted at any time at the option of the holder into either (i) a fixed number of common shares of HealthAxis Inc. determined by the HealthAxis. Inc. Exchange Price or
                                            (ii) a fixed number of common shares
                                            of UICI determined by the UICI
                                            Conversion Price.

HEALTHAXIS INC EXCHANGE PRICE               25.0% premium over the average
                                            closing price per share of
                                            HealthAxis Inc.'s common stock for
                                            the 10 trading days prior to the
                                            Issue Date.

UICI CONVERSION PRICE                       $25.00 per UICI common share,
                                            equating to a conversion rate of one
                                            (1) share of UICI common stock per
                                            Preferred Security.

CONVERSION PRICE ADJUSTMENT                 The HealthAxis.com Exchange Price
                                            and the UICI Conversion Price will
                                            be adjusted from time to time upon
                                            the occurrence of certain events,
                                            including, but not limited to: (i)
                                            if HealthAxis.com or UICI issues any
                                            shares of common stock or certain
                                            rights, options or warrants to
                                            purchase any shares of common stock,
                                            without consideration or for a
                                            consideration less than the
                                            respective Conversion/ Exchange
                                            Price; (ii) if, at any time after
                                            the issue date, the number of shares
                                            of the respective common stock
                                            outstanding is changed by a stock
                                            dividend, distribution, stock split,
                                            combination, capital reorganization
                                            or reclassification or (iii) other
                                            customary adjustments for securities
                                            of this nature.

OPTIONAL REDEMPTION                         The Preferred Securities may be
                                            redeemed in accordance with the
                                            provisions of Annex I hereto.

MANDATORY REDEMPTION                        The Preferred Securities are subject
                                            to mandatory redemption 30 years
                                            after issuance at 100.0% of the
                                            Liquidation Preference plus all
                                            accrued and unpaid distributions
                                            thereon.

OPTION TO DEFER DISTRIBUTIONS               UICI has the option to defer
                                            distributions on the Preferred
                                            Securities from time to time for a
                                            successive period not exceeding 20
                                            quarters. During such period, UICI
                                            shall not (a) declare or pay
                                            dividends on or make any
                                            distributions with respect to, or
                                            redeem, purchase acquire or make a
                                            liquidation payment with respect to,
                                            any shares of UICI's capital stock,
                                            or (b) make any payment of
                                            principal, interest or premium, if
                                            any, on or repay, repurchase or
                                            redeem any debt securities
                                            (including guarantees of
                                            indebtedness) that rank pari passu
                                            with or junior to the underlying
                                            convertible subordinated notes;
                                            provided, that during any such
                                            period, distributions on the
                                            Preferred Securities shall accrue at
                                            9% per annum instead of the stated
                                            rate of 7% per annum, compounded
                                            quarterly.

GUARANTEE                                   Pursuant to the Guarantee, UICI will
                                            irrevocably agree, on a subordinated
                                            basis, to guarantee the payment in
                                            full of: (a) any accumulated and
                                            unpaid distributions payable by the
                                            Issuer on the Preferred Securities,
                                            if and to the extent the Issuer has
                                            sufficient funds to make such
                                            payments; (b) the redemption price
                                            of any Preferred Securities called
                                            for redemption if and to the extent
                                            the Issuer has funds sufficient to
                                            make such payments; and (c) certain
                                            payments upon voluntary or
                                            involuntary dissolution, winding up
                                            or liquidation of the Issuer, if and
                                            to the extent that there are
                                            sufficient assets of the Issuer
                                            available for distribution to
                                            holders of the Preferred Securities.

RANKING The Preferred Securities will rank on a parity with other existing and future offerings of Preferred
                                            Securities in right of payment.

VOTING RIGHTS                               Holders of the Preferred Securities
                                            will generally have voting rights
                                            relating only to the amendment of
                                            the Preferred Securities.

REGISTRATION RIGHTS                         Preferred Securities of affiliates
                                            of HPS will be registered for resale
                                            after closing for a period of one
                                            year.
--------------------------------------------------------------------------------

                                                                         ANNEX I


                               Optional Redemption

The Preferred Securities may be redeemed at the option of the Issuer, in whole or in part (provided that any partial redemption or series of partial redemptions shall not reduce the total outstanding liquidation value of the Preferred Securities outstanding below $75,000,000), at any time upon not less than 30 or more than 60 days' notice, as follows:

(i) (a) if redeemed within three years following the issue date, by (i) paying to each holder whose Preferred Securities are to be redeemed (and whether or not such holder elects to convert his Preferred Securities to UICI common shares) an amount equal to the sum of (1) accrued and unpaid distributions, if any, to the date fixed for redemption, (2) the sum of the present values of the remaining scheduled quarterly distributions from and after the date fixed for redemption through the twelfth (12th) quarterly payment date (measured from the Issue Date), discounted to the redemption date at the annual rate of 12%, compounded quarterly and (ii) delivering to those holders whose Preferred Securities are actually redeemed (1) the number of underlying common shares of HealthAxis Inc. into which the Preferred Security is convertible and (2) paying an additional amount equal to a percentage of liquidation preference set forth in the schedule below:

                      HEALTHAXIS INC. STOCK PRICE AS A % OF
                      EXCHANGE PRICE AT THE DATE FIXED FOR
                                   REDEMPTION


          Prior to
          Quarterly
                            ----------------------------------------
                               80.0%          100.0%         130.0%+
           Payment
          ----------        ----------        ------         -------
                   1             12.4%          7.4%          5.4%
                   2             12.7%          7.7%          5.3%
                   3             13.0%          8.0%          5.3%
                   4             13.3%          8.3%          5.2%
                   5             13.6%          8.6%          5.1%
                   6             14.5%          8.3%          4.8%
                   7             15.5%          8.0%          4.5%
                   8             16.5%          7.8%          4.3%
                   9             17.5%          7.5%          4.0%
                  10             18.0%          7.5%          3.9%
                  11             18.6%          7.6%          3.9%
                  12             19.3%          5.3%          2.7%

     In the event the HealthAxis Inc. stock price as a percentage of the exchange price at the date fixed for redemption is below 80.0%, the percentage of liquidation preference will be equal to the sum of 80.0% plus the percentage of liquidation preference set forth in the

     80% column in the above table, less the HealthAxis Inc. stock price as a percentage of the exchange price at the date fixed for redemption. To the extent the HealthAxis Inc. stock price as a percentage of the exchange price at the date fixed for redemption is between the percentages outlined above, the percentage of liquidation preference will be interpolated ratably based on the values in the above table. For example, if the HealthAxis Inc stock price is trading at 115% of the exchange price at a date fixed for redemption prior to the first quarterly payment, the corresponding liquidation preference would be 6.4%.

     Instead of delivering the number of underlying common shares of HealthAxis Inc. into which the Preferred Security is convertible, the Issuer will have the option to pay an equivalent value in cash based upon the average trading price for the 30 trading days ending on the day preceding the redemption date. The issuer must give notice of redemption, and of intent to pay cash or stock, 35 trading days before the redemption date.

(b) if redeemed within three years following the issue date and the HealthAxis Inc. stock price for at least 20 trading days in any period of 30 consecutive trading days as a percentage of the exchange price is greater than 130%, by, at the option of the Issuer, (i) paying to each holder whose Preferred Securities are to be redeemed (and whether or not such holder elects to convert his Preferred Securities to UICI common shares) an amount equal to the sum of (1) accrued and unpaid distributions, if any, to the date fixed for redemption, (2) the sum of the present values of the remaining scheduled quarterly distributions from and after the date fixed for redemption through the twelfth (12th) quarterly payment (measured from the issue date), discounted to the redemption date at the annual rate of 12%, compounded quarterly and (ii) delivering (1) the number of underlying common shares of HealthAxis Inc. into which the Preferred Security is convertible, plus a percentage of the applicable liquidation preference calculated as 130% plus the applicable liquidation preference set forth in the 130%+ column in the table above, less the HealthAxis Inc. stock price as a percentage of exchange price at the date fixed for redemption or (2) redeeming in cash at a redemption price equal to 130% of the liquidation preference price, plus a percentage of the applicable liquidation preference calculated as 130% plus the applicable liquidation preference set forth in the 130%+ column in the table above, less the HealthAxis Inc. stock price as a percentage of exchange price at the date fixed for redemption or,

(ii) if redeemed later than three years following the issue date, at a redemption price equal to 100.0%, plus accrued and unpaid distributions, if any, to the date fixed for redemption.

The Issuer may not redeem the Preferred Securities unless, on or before the date the Issuer gives notice of redemption to holders of the Preferred Securities, all accrued and unpaid dividends for all quarterly payment periods ending on or prior to the most recent dividend date have been paid in full on all outstanding Preferred Securities.